EXHIBIT 99.1

EL PASO                                           NEWS
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El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511


FOR IMMEDIATE RELEASE


         EL PASO CORPORATION ANNOUNCES ASSIGNMENT OF
         SNOHVIT SUPPLY CONTRACT AND COVE POINT LNG
  CAPACITY; WILL CONTINUE AGGRESSIVE LNG DEVELOPMENT STRATEGY
  ------------------------------------------------------------

     HOUSTON,   TEXAS,   OCTOBER   31,   2002 - El  Paso
     Corporation (NYSE:EP) today announced that  it  has
     accepted  an unsolicited offer to sell its interest
     as  a purchaser of liquefied natural gas (LNG) from
     the  Snohvit  Project for $210 million  to  Statoil
     ASA.   In  the  transaction,  upon  completion   of
     certain conditions precedent, Statoil will assume a
     17-year  primary  term agreement with  the  Snohvit
     consortium   to   provide   annual   delivery    of
     approximately 1.8 million tons of LNG for  delivery
     at  locations  determined by the purchaser.   In  a
     related transaction, Statoil North America Inc., an
     affiliate   of  Statoil,  will  assume  El   Paso's
     capacity at the LNG regasification terminal in Cove
     Point,  Maryland, which amounts to about  one-third
     of the facility's total capacity.
           "This  transaction validates  El  Paso's  LNG
     strategy,  which  is to provide access  to  growing
     natural  gas  markets by acquiring  and  developing
     regasification  terminal  capacity.   Through  this
     transaction,  El Paso is recognizing a  fair  value
     for  the  LNG  supply  contract  with  the  Snohvit
     Project,"  said  Greg G. Jenkins, president  of  El
     Paso  Global Petroleum and LNG Group.  "We are very
     optimistic  about  our LNG opportunities  and  will
     deploy  the  proceeds  from this  transaction  into
     other projects that are under development."
          The company continues to focus on its strategy
     of  developing land-based regasification  terminals
     in  North America, Europe, and Asia, as well as the
     EP Energy Bridge(TM) offshore delivery system, which
     uses shipboard regasification technology to deliver
     competitively priced natural gas to growth  markets
     in  North America and other regions worldwide.   As
     previously announced, Daewoo Shipbuilding &  Marine
     Engineering Company, a Korean shipbuilder, has been
     contracted  to  construct  the  initial  EP  Energy
     Bridge(TM) vessels for use by El Paso. The first of
     the  three ships is expected to be delivered in the
     fourth  quarter of 2004.  Additionally, El Paso  is
     working with LNG producers in Africa, Europe, South
     America,  the  Middle  East,  and  Asia  to  secure
     supplies  for  North  American  and  other  markets
     worldwide.
          El  Paso  also  owns  the  LNG  regasification
     terminal  at  Elba  Island located  near  Savannah,
     Georgia,  which  provides  access  to  natural  gas
     markets in the Southeast region.  The facility  was
     re-commissioned in December 2001 and  receives  LNG
     deliveries from Trinidad.  In addition to EP Energy
     Bridge(TM), the company is continuing the development
     of  the Bahamas and Mexico terminals to enhance its
     market access capabilities.
     El  Paso  Corporation  is the leading  provider  of
     natural  gas  services  and  the  largest  pipeline
     company  in North America.  The company has leading
     positions in natural gas production, gathering  and
     processing, and transmission, as well as  liquefied
     natural  gas  transport  and  receiving,  petroleum
     logistics,  power generation, and  merchant  energy
     services.  El Paso Corporation, rich in assets  and
     fully  integrated  across  the  natural  gas  value
     chain, is committed to developing new supplies  and
     technologies   to   deliver   energy.    For   more
     information, visit www.elpaso.com.

  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
  ---------------------------------------------------------

     This  release  includes forward-looking  statements
     and  projections,  made in  reliance  on  the  safe
     harbor   provisions   of  the  Private   Securities
     Litigation  Reform Act of 1995.   The  Company  has
     made  every  reasonable effort to ensure  that  the
     information   and  assumptions   on   which   these
     statements  and projections are based are  current,
     reasonable,  and complete.  However, a  variety  of
     factors  could  cause  actual  results  to   differ
     materially   from   the  projections,   anticipated
     results  or  other expectations expressed  in  this
     release, including, without limitation, changes  in
     commodity  prices for oil, natural gas, and  power;
     general   economic   and  weather   conditions   in
     geographic  regions or markets served  by  El  Paso
     Corporation and its affiliates, or where operations
     of  the Company and its affiliates are located; the
     uncertainties    associated    with    governmental
     regulation;   the  uncertainties  associated   with
     regulatory  proceedings,  appeals  from  regulatory
     proceedings, and any related litigation;  political
     and  currency  risks associated with  international
     operations  of  the  Company  and  its  affiliates;
     inability to realize anticipated synergies and cost
     savings associated with mergers and acquisitions or
     restructurings  on  a timely basis;  difficulty  in
     integration   of  the  operations   of   previously
     acquired  companies;  competition;  the  successful
     implementation  of  the Balance  Sheet  Enhancement
     Program  and the Strategic Repositioning Plan;  and
     other  factors described in the Company's (and  its
     affiliates')  Securities  and  Exchange  Commission
     filings.   While the Company makes these statements
     and  projections in good faith, neither the Company
     nor  its  management can guarantee that anticipated
     future  results will be achieved.  Reference should
     be  made  to those filings for additional important
     factors that may affect actual results. The Company
     assumes no obligation to publicly update or  revise
     any  forward-looking statements made herein or  any
     other   forward-looking  statements  made  by   the
     Company, whether as a result of new information, future events, or otherwise.

                             ###

     Contacts:
      Communications and
       Government Affairs         Investor Relations
      Norma F. Dunn               Bruce L. Connery
      Senior Vice President       Vice President
      Office: (713) 420-3750      Office:  (713) 420-5855
      Fax:    (713) 420-3632      Fax:     (713) 420-4417